UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2008

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2008, the Compensation Committee and the Board of Directors of MarkWest Hydrocarbon, Inc. (“MarkWest Hydrocarbon”) and the Compensation Committee and the Board of Directors of MarkWest Energy GP, L.L.C. (the “General Partner”), in its capacity as general partner of MarkWest Energy Partners, L.P. (the “Partnership”), approved the payout and grants of executive incentive awards in recognition of MarkWest Hydrocarbon and the Partnership achieving and exceeding the financial and non-financial targets and goals for fiscal year 2007. The Committees and Boards also established executive compensation levels and performance targets to be applied for determining incentive awards for 2008.

Both MarkWest Hydrocarbon and the General Partner have commonly appointed executive officers; however, these executives are solely employed by MarkWest Hydrocarbon, Inc.  While the Partnership and General Partner have no employees, the executives perform management services for the Partnership and are reimbursed under the Services Agreement between MarkWest Hydrocarbon and the General Partner.   Under the Services Agreement, the General Partner causes the Partnership to reimburse MarkWest Hydrocarbon for an allocated portion of the executives’ base and incentive compensation.  Additionally, the Partnership awards long-term equity incentive compensation to the common executives under its Long Term Incentive Plan.  Accordingly, both the MarkWest Hydrocarbon and the General Partner’s Compensation Committees and Boards are involved in the determination of the executive compensation awards.

Base salary is designed to compensate individuals for their respective level of responsibility and sustained individual performance.  Base salary adjustments will be made each year based on a merit matrix which considers the individual’s salary relative to market and the individual’s performance.  Short- and long-term incentive compensation is intended to align compensation with business objectives and performance and enable the company to attract, retain and reward high quality executive officers whose contributions are critical to short and long-term success of the Partnership and MarkWest Hydrocarbon.

For 2007, the MarkWest executives’ incentive awards were based upon four key performance metrics: 1) the Partnership’s distributable cash flow; 2) MarkWest Hydrocarbon’s operating cash flow; 3) achievement of agreed-upon strategic and corporate performance goals; and 4) each executive’s departmental and individual goals and performance.  The threshold for funding of incentive awards is based upon distributable cash flow for the Partnership or operating cash flow of Hydrocarbon, which is funded at a minimum of 75% of each respective target.   Stretch performance is recognized for exceeding budgeted financial plans up to 125% of such plans and for achieving or exceeding certain strategic and corporate goals and objectives.  Short-term incentive awards are paid out in cash.  Long-term incentive equity awards for 2007 will be granted in the form of phantom units issued under the Partnership’s Long-Term Incentive Plan. These phantom units vest one-third annually over a three-year period.

The Compensation Committees and the Boards of Directors of MarkWest Hydrocarbon and the General Partner approved the named executive officers’ (other than the CEO) target short-term cash incentive awards for 2007 at 50% of base salary, and the long-term equity incentive awards in the range from 45% to 85% of base salary.  For achieving stretch performance in 2007, incremental stretch short term cash incentive awards for the named executives were granted at an additional 40% of base salary, and incremental stretch long-term equity incentive awards were granted in the range of approximately 10% to 20% of base salary, which were paid out ranging from 56% to 106%.  The Compensation Committees separately derive the CEO’s base, short-term, and long-term incentive, and these are granted at the Board’s discretion.  The CEO’s short-term cash incentive award for 2007, including the incremental stretch component, was granted at 100% of base salary.  The CEO’s long-term incentive awards for 2007 will be reserved for review in a subsequent Board meeting later in the first quarter of 2008.

The Compensation Committees and the Boards of Directors of MarkWest Hydrocarbon and the General Partner also approved the executive compensation and the performance targets to be applied for determining incentive awards for 2008.  The CEO’s base annual salary has been established at $450,000, while the named executive officers’ base annual salaries have been established at $300,000.  The named executive officers’ 2008 short-term cash incentive targets will be 60% of base salary.  If stretch performance is achieved in 2008, incremental stretch short-term cash incentive targets could be increased up to an additional 40% of base salary.

The CEO’s 2008 short-term cash incentive target is established at 75% of base salary, and the incremental stretch short-term cash incentive target is an additional 50% of base salary.  A long-term equity incentive program covering the period of 2008 through 2010 for the named executives officers, including the CEO, but contingent upon the consummation and closing of the Redemption and Merger transaction by and among the MarkWest Hydrocarbon, the Partnership, and MWEP, L.L.C. as announced September 5, 2007, was previously approved by the Boards of Directors of MarkWest Hydrocarbon and the General Partner on September 5, 2007.  This long-term equity incentive arrangement provides for grants in the range of 90,000 to 180,000 of MarkWest Energy Partners, L.P. phantom units to the named executives officers, including the CEO.  The phantom units would vest on a time-based and performance-based schedule over the three-year period.  Forty percent (40%) of the total individual grant would be based on continuing employment over the three-year vesting period, and sixty percent (60%) of the total individual grant would be performance-based.   Vesting of the performance-based awards would be conditional upon the achievement of designated annual financial performance goals established by the Board of Directors, with 10% of the performance-based awards reserved for vesting at the discretion of the Compensation Committee of the Board of Directors.  The annual financial performance goals will be based upon established targets of distributable cash flow per common unit.  This long-term equity incentive arrangement also contains a recapture provision. If the annual performance targets are not achieved in year one and/or year two of the vesting schedule, but the cumulative three-year overall performance goal is achieved, the recapture provision allows for the vesting of a reduced percentage of the year one and/or year two performance equity awards.

ITEM 8.01             OTHER EVENTS.

The information filed in Item 5.02 above is incorporated by reference herein.

Cautionary Statements

This filing includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K/A for the year ended December 31, 2006, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements, specifically those including those referring to future performance, growth, cash flow, operating income, distributable cash flow (DCF), distributions, or other factors, are reasonable, these forward-looking statements are not guarantees of future performance and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved.  Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, our Annual Report on Form 10-K/A for the year ended December 31, 2006, and our Quarterly Reports on Form 10-Q, as amended, each as filed with the SEC.  You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements.  We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners and MarkWest Hydrocarbon filed a definitive joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the merger transaction announced on September 5, 2007.  Investors and security holders are urged to read these documents carefully because they contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus has been sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at 866-858-0482, or by accessing the companies’ website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus.

This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: January 31, 2008	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer